Exhibit 10.2

Execution Version

THIRD AMENDMENT TO

CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) dated and effective as of November 12, 2024 (the “Third Amendment Effective Date”) by and among ORGANOGENESIS HOLDINGS INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto constituting the Required Lenders (as defined in the Credit Agreement referred to below), and SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“SVB”), as the Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto, the Administrative Agent, and SVB, as the Issuing Lender and the Swingline Lender, are parties to that certain Credit Agreement dated as of August 6, 2021 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Required Lenders agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.

2. Amendments to the Credit Agreement.

(a)	Section 1.1 of the Credit Agreement is hereby amended by inserting the following sentence to the end of the definition of “Consolidated Total Indebtedness”:

“Notwithstanding the foregoing, obligations in respect of the Series A Convertible Preferred Stock shall not constitute Consolidated Total Indebtedness.”

(b)	Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order a new definition “Series A Convertible Preferred Stock” as set forth below:

““Series A Convertible Preferred Stock”: the Series A Convertible Preferred Stock issued by the Borrower on or after November 12, 2024 in an initial installment of at least $65,000,000 on or prior to November 15, 2024 and substantive installments thereafter for aggregate proceeds for all installments of up to $150,000,000, which Capital Stock is issued on terms substantially consistent with the term sheet circulated to the Administrative Agent on or about November 7, 2024 and (a) has optional redemption rights after seven years, (b) accrues a dividend of 8% per annum which at the Borrower’s option may be paid by issuing more Series A Convertible Preferred Stock (it being agreed that nothing herein shall constitute a consent to any dividend that is not permitted by Section 7.6) and (c) is convertible into the Borrower’s common stock at the option of the holder.”

(c)	Section 2.12 of the Credit Agreement (Mandatory Prepayments) is hereby amended by restating clause (a) thereof to read as follows:

“(a) If the Borrower issues any Series A Convertible Preferred Stock, the Borrower shall within one (1) Business Day prepay in full the outstanding principal amount of the Term Loan in accordance with Section 2.12(e).”

(d)

Section 7.2 of the Credit Agreement (Indebtedness) is hereby amended by (i) deleting “and” at the end of clause (l) thereof, (ii) deleting the period at the end of clause (m) thereof and inserting “; and” in its stead and (iii) adding the following new clause (n) immediately after clause (m) as follows:

“(m) to the extent constituting Disqualified Stock, the Series A Convertible Preferred Stock, provided that any Restricted Payments in respect thereof (including, without limitation, cash payments to settle conversion obligations in respect thereof) must be permitted by Section 7.6.”

(e)	Section 7.6 of the Credit Agreement (Restricted Payments) is hereby amended so that clause (e) thereof reads as set forth below:

“(e) each Group Member may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Stock that is not Series A Convertible Preferred Stock); provided that (i) any such issuance is otherwise permitted hereunder and (ii) the purchase by Group Members of up to $50,000,000 of the Borrower’s common stock with the proceeds of the Series A Convertible Preferred Stock shall be deemed to be substantially concurrent with the issuance of Series A Convertible Preferred Stock if such purchase occurs within two weeks after the most recent issuance of such Series A Convertible Preferred Stock;”

(f)	Section 7.6 of the Credit Agreement (Restricted Payments) is hereby amended so that clause (g) thereof reads as set forth below”:

“(g) dividends payable solely in Capital Stock (other than Disqualified Stock) (including stock splits) or, in the case of the Series A Convertible Preferred Stock, dividends payable in additional shares of Series A Convertible Preferred Stock;”.

(g)

Section 7.6 of the Credit Agreement (Restricted Payments) is hereby amended by (i) deleting the period at the end of clause (h) thereof and inserting the following new clause (i) immediately after clause (h) as follows:

“(i) required cash payments to settle conversion obligations of the Series A Convertible Preferred Stock in the event Series A Convertible Preferred Stock is converted into shares of the Borrower’s common stock in excess of 19.9% of the then outstanding Borrower’s common stock in the absence of approval by the Borrower’s shareholders, so long as (i) immediately before and immediately after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such payment, (A) the Group Members shall be in pro forma compliance with each of the covenants set forth in Section 7.1 and (B) the pro forma Consolidated Total Net Leverage Ratio shall not exceed the ratio that is 0.25x less than the applicable covenant level, in each case, as of the last day of the most recent fiscal quarter for which financial statements have been delivered hereunder, (iii) immediately after giving effect to such payment, Liquidity shall be at least $100,000,000, and (iv) no proceeds of any Loans may be used for such payment.”

(h)	Section 7.11 of the Credit Agreement (Transactions With Affiliates) is hereby amended so that clause (b) thereof reads as set forth below:

“(b) in the ordinary course of business of the relevant Group Member or pursuant to a common stock repurchase with the proceeds of Series A Convertible Preferred Stock as contemplated by Section 7.6(e),”

3. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Required Lenders:

(a)	This Amendment shall have been duly executed and delivered by the Borrower and the Required Lenders. The Administrative Agent shall have received a fully executed copy of this Amendment.

(b)	Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(c)

Immediately after giving effect to this Amendment, the representations and warranties made by each Loan Party in this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.

(d)

The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel required to be paid hereunder or under any other Loan Document), to the extent provided in Section 10.5 of the Credit Agreement on or before the Third Amendment Effective Date.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)

This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)

Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.

(c)	The information included in the Beneficial Ownership Certification most recently provided to each Lender, if applicable, is true and correct in all respects.

5. Waiver. The Administrative Agent and the Required Lenders hereby waive the requirement of the Borrower to provide notice of the prepayment required by Section 2.12(a) of the Credit Agreement and the right of the Lenders to decline such prepayment.

6. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement.

7. Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed and interpreted in accordance with the internal laws (and not the conflict of law rules) of the State of New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.

8. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

9. Effect on Loan Documents.

(a)

The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. Nothing contained in this Amendment shall constitute a novation of the Obligations. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)

To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Amendment is a Loan Document.

10. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ORGANOGENESIS HOLDINGS INC.

By:	/s/ David C. Francisco
Name: Title:	David C. Francisco Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Justin Roberts
Name: Justin Roberts
Title: Director

LENDER:
BANK OF AMERICA, N.A.

By:	/s/ Karen Yap
Name: Karen Yap
Title: Senior Vice President

LENDER:
CITIZENS BANK N.A.

By:	/s/ John F. Kendrick
Name: John F. Kendrick
Title: Vice President

LENDER:
PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Fernando Gil
Name: Fernando Gil
Title: Vice President

CONSENT AND REAFFIRMATION

Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (the “Third Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by the Third Amendment); (ii) consents to Borrower’s execution and delivery of the Third Amendment; (iii) affirms that nothing contained in the Third Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (iv) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor. Each Guarantor hereby agrees that the Third Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The guarantee, Liens and rights securing payment of the Obligations (including as amended by the Third Amendment) are hereby ratified and confirmed by each Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, such Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

ORGANOGENESIS INC.

By:	/s/ David C. Francisco
Name: David C. Francisco
Title: Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ David C. Francisco
Name: David C. Francisco
Title: Chief Financial Officer

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